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                             COMPENSATION AGREEMENT


         This Compensation Agreement (this "Agreement") is entered into by and between Acorn Products, Inc., a Delaware corporation (the "Company") and W. Wallace Abbott (the "Chairman") as of the 28th day of October, 1999.

         WHEREAS, on this 28th day of October, 1999, the Chairman was elected Chairman of the Board of Directors of the Company (the "Board of Directors") in accordance with the procedures set forth in the Company's Bylaws (the "Bylaws"); and

         WHEREAS, the Company and the Chairman have agreed that in addition to the compensation that will otherwise be provided to the Chairman as a member of the Board of Directors in accordance with the Company's policies of Director compensation, the Chairman shall be entitled to supplemental compensation in recognition of his efforts on behalf of the Company as Chairman of the Board of Directors;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, the Company and the Chairman hereby agree as follows:

         1.       CONFIRMATION OF POSITION.

                  The Company hereby confirms that the Chairman has been elected to serve as Chairman of the Board of Directors, effective as of October 28, 1999, pursuant to an election by the Board of Directors in accordance with the Bylaws.

         2.       COMPENSATION.

                  In addition to (i) any compensation generally provided to Directors of the Company and (ii) a one-time grant of options to purchase up to 100,000 shares of Common Stock of the Company made to the Chairman pursuant to an option agreement dated as of the 28th day of October, 1999, by and between the Chairman and the Company, the Chairman shall be entitled, during his term as Chairman of the Board of Directors (the "Term"), to compensation in the amount of Forty Thousand Dollars ($40,000) per annum, payable semiannually in arrears on each May 1 and November 1 during the Term (each, a "Payment Date"), commencing May 1, 2000. If the Term ends on a day other than May 1 or November 1, the Chairman shall, on the date of such termination, be entitled to receive a pro-rata portion of such amount for the period commencing on the immediately preceding Payment Date and ending on the date of termination.

         3.       NO EMPLOYMENT.

                  Nothing contained herein shall confer upon the Chairman any right to continued employment by the Company as Chairman of the Board of Directors or to continue to hold his position as a Director of the Company. The rights set forth in the Bylaws authorizing the stockholders of the Company and the Board of Directors to remove the Chairman from his position as Chairman of the Board of Directors, and as a Director of the Company, shall not be limited or otherwise affected by the terms of this Agreement.

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         4.       MISCELLANEOUS.

                  a. GOVERNING LAW. All terms of, and rights under, this Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to principles of conflicts of law.

                  b. NOTICES. Any notices, requests, demands or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

                             If to the Company to:
                             Acorn Products, Inc.
                             390 Dublin Avenue
                             Columbus, Ohio 43216-1930
                             Attention:  Secretary

                             If to the Chairman to:



                  c. AMENDMENT. This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by both parties hereto.

                  d. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

                  e. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and date first above written.

                                      ACORN PRODUCTS, INC.


                                      By:  /s/ A. Corydon Meyer
                                         ------------------------
                                      Name: A. Corydon Meyer
                                      Title: President



                                      /s/ W. Wallace Abbott
                                      ---------------------------
                                      W. Wallace Abbott